As filed with the Securities and Exchange Commission on March 18, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETOPIA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3661	94-3033136
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6001 Shellmound Street, 4th Floor

Emeryville, California 94608

(Address of Principal Executive Offices, including Zip Code)

NETOPIA, INC.

2002 Equity Incentive Plan

2005 Employee Stock Purchase Plan

(Full Title of the Plans)

Alan B. Lefkof

President and Chief Executive Officer

NETOPIA, INC.

6001 Shellmound Street, 4th Floor

Emeryville, California 94608

(510) 420-7400

(Name, Address and Telephone Number of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
2002 Equity Incentive Plan
Options to Purchase Common Stock	1,000,000		N/A	N/A	N/A
Common Stock (par value $0.001)	1,000,000		$3.25	$3,250,000	$382.53
2005 Employee Stock Purchase Plan
Rights to Purchase Common Stock	1,225,000		N/A	N/A	N/A
Common Stock (par value $0.001)	1,225,000		$3.25	$3,981,250	$468.59
TOTAL	2,225,000	(3)		$7,231,250	$851.12

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2002 Equity Incentive Plan (the “Equity Incentive Plan”) and the 2005 Employee Stock Purchase Plan (the “Purchase Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Netopia, Inc.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Netopia, Inc. as reported in the National Daily Quotations Journal on March 16, 2005.
(3)	Represents 1,000,000 additional shares reserved for issuance upon exercise of stock options under the Equity Incentive Plan, which amount represents an automatic increase effective January 1, 2005. Also includes 1,225,000 shares available for issuance under the Purchase Plan. Shares issuable upon exercise of stock options under the Equity Incentive Plan were previously registered on a registration statement on Form S-8 (file no. 333-82878) filed on February 15, 2002, on a registration statement on Form S-8 (file no. 333-104971) filed on May 2, 2003 (the “Prior Form S-8 Registration Statements”), and on a registration statement on Form S-8 (file no. 333-113086) filed on February 25, 2004), the contents of which Prior Form S-8 Registration Statements are hereby incorporated by reference.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

Netopia, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

a.	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2004;

b.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004; and

c.	Our Registration Statement No. 0-28450 on Form 8-A filed with the Commission on May 3, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), together with amendments thereto, in which there is described the terms, rights and provisions applicable to our outstanding Common Stock.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “1933 Act”). The Registrant’s Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registration and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Title
4.01	Instrument Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 0-24850 on Form 8-A, together with amendments thereto, which is incorporated herein by reference pursuant to Item 3 of this Registration Statement.

4.02	Registrant’s 2005 Employee Stock Purchase Plan (incorporated by reference from Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004, Exhibit 10.14).

4.03	Registrant’s 2002 Equity Incentive Plan (incorporated by reference from Form S-8, file no. 333-104971, filed on May 2, 2003, Exhibit 4.02).

4.04	Registrant’s 2002 Equity Incentive Plan Stock Option Agreement (incorporated by reference from Form S-8, file no. 333-104971, filed on May 2, 2003, Exhibit 4.03).

4.05	Registrant’s 2002 Equity Incentive Plan Automatic Option Grant Program Stock Option Agreement (incorporated by reference from Form S-8, file no. 333-104971, filed on May 2, 2003, Exhibit 4.04).

5.01	Opinion of counsel.

23.01	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm.

23.02	Consent of counsel is contained in Exhibit 5.01.

24.01	Power of Attorney. Reference is made to page 4 of this Registration Statement.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosued in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto, and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2002 Equity Incentive Plan and 2005 Employee Stock Purchase Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 18th day of March, 2005.

NETOPIA, INC.

By:	/s/ ALAN B. LEFKOF
Alan B. Lefkof
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Netopia, Inc., a Delaware corporation, do hereby constitute and appoint Alan B. Lefkof and David A. Kadish, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer:

/s/ ALAN B. LEFKOF	President, Chief Executive Officer and Director	March 18, 2005
Alan B. Lefkof

Principal Financial and Accounting Officer:

/s/ MARK H. PERRY Mark H. Perry	Interim Senior Vice President and Chief Financial Officer	March 18, 2005

Additional Directors:

/s/ REESE M. JONES	Director	March 18, 2005
Reese M. Jones

/s/ ROBERT LEE	Director	March 18, 2005
Robert Lee

/s/ DAVID F. MARQUARDT	Director	March 18, 2005
David F. Marquardt

/s/ HOWARD T. SLAYEN	Director	March 18, 2005
Howard T. Slayen

/s/ HAROLD S. WILLS	Director	March 18, 2005
Harold S. Wills

EXHIBIT INDEX

Exhibit Number	Exhibit Title
4.01	Instrument Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 0-24850 on Form 8-A, together with amendments thereto, which is incorporated herein by reference pursuant to Item 3 of this Registration Statement.

4.02	Registrant’s 2005 Employee Stock Purchase Plan (incorporated by reference from Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004, Exhibit 10.14).

4.03	Registrant’s 2002 Equity Incentive Plan (incorporated by reference from Form S-8, file no. 333-104971, filed on May 2, 2003, Exhibit 4.02).

4.04	Registrant’s 2002 Equity Incentive Plan Stock Option Agreement (incorporated by reference from Form S-8, file no. 333-104971, filed on May 2, 2003, Exhibit 4.03).

4.05	Registrant’s 2002 Equity Incentive Plan Automatic Option Grant Program Stock Option Agreement (incorporated by reference from Form S-8, file no. 333-104971, filed on May 2, 2003, Exhibit 4.04).

5.01	Opinion of counsel.

23.01	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm.

23.02	Consent of counsel is contained in Exhibit 5.01.

24.01	Power of Attorney. Reference is made to page 4 of this Registration Statement.